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                                                                    Exhibit 21.1



                           SUBSIDIARIES OF THE COMPANY

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
                                                                                                                       STATE OF
                             NAME                                        DOING BUSINESS AS                          INCORPORATION
                             ----                                        -----------------                          -------------
Black Box Corporation

       Bbox Holding Company                                                                                        Delaware

       ATIMCO Network Services, Inc.                       Black Box Network Services - Western Pennsylvania       Pennsylvania

       American Telephone Wiring Company                   Black Box Network Services - West Virginia              West Virginia

       Midwest Communications Technologies, Inc.           Black Box Network Services                              Ohio

       Associated Network Solutions, Inc.                  Black Box Network Services - Central Florida            Florida

       Advanced Communications Corporation                 Black Box Network Services - South Carolina             South Carolina

       Ohmega Installations Limited

       Cable Consultants, Incorporated                     Black Box Network Services - Atlanta                    Georgia

       Todd Communications, Inc.                           Black Box Network Services - North Carolina             North Carolina

       Comm Line, Inc.                                     Black Box Network Services                              Ohio

       Business Communication Concepts, Inc.                                                                       Virginia

       Koncepts Communications of L.I., Corp.              Black Box Network Services - Tri-State                  New York

       Communication Contractors, Inc.                     Black Box Network Services - Chicago                    Illinois

       DataCom-Link, Inc.                                  Black Box Network Services - Indiana                    Indiana

       U.S. Premise Networking Services, Inc.              Black Box Network Services - Minnesota                  Minnesota

       Datech Holdings Limited

       Black Box Network Services, Inc. -
          Government Solutions                                                                                     Tennessee

       R&D Services, Inc.                                  Black Box Network Services                              Massachusetts

       Delaney Telecom, Inc.                               Black Box Network Services - Philadelphia               Pennsylvania

       Delaney Electrical Services, Inc.                   Black Box Network Services - Philadelphia               Pennsylvania

       K&A Communications, Inc.                                                                                    Missouri

       Jet Line Communications, Inc.                       Black Box Network Services - Dallas                     Texas

       A.T.S., Inc.                                        Black Box Network Services - Huntington                 West Virginia

       Advanced Network Technologies, Inc.                 Black Box Network Services - California                 California

       Teldata Corporation                                 Black Box Network Services - Tennessee                  Tennessee

       ST Communications & Cabling, Inc.                   Black Box Network Services - Kansas City                Missouri

       Allcom Electric, Inc.                                                                                       New York

       Black Box Network Services Baltimore, Inc.                                                                  Delaware

       Black Box Network Services Greater

          Pittsburgh, Inc.                                                                                         Delaware

       Datel Communications, Inc.                          Black Box Network Services - Arizona                    Arizona

       Data Specialties Europe Ltd.

       Midwest Electronics and Communications, Inc.        Black Box Network Services - Denver                     Colorado

       Duracom, Inc.                                       Black Box Network Services - Seattle                    Washington
                                                           Black Box Network Services - Oregon

       Sterling Technology Systems, Inc.                                                                           Minnesota

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
                                                                                                                       STATE OF
                             NAME                                        DOING BUSINESS AS                          INCORPORATION
                             ----                                        -----------------                          -------------
       Clear Communications, Inc.                                                                                  Washington

       Person-to-Person Communications, Inc.                                                                       Virginia

       Orchard Network Solutions Ltd.

       Societe Industrielle de Telephonie, Alarme et Video

       G&T Audio, Inc.                                                                                             Tennessee

       Netcabling B.V.

       Bernhard Merz AG.

Black Box Corporation of Pennsylvania                                                                              Delaware

       Black Box Catalogue, Ltd.

       Black Box Canada Corporation

       Black Box Foreign Sales Corporation

       Black Box France, S.A.

       Black Box Datacom, B.V.

           Black Box Communication SANV

               Indacom N.V.

               Blue Box, B.V.

               Ascor bvba

       BB Technologies, Inc.                                                                                       Delaware

       Datacom Black Box Services AG

       Black Box Deutschland GmbH

       Black Box Italia, SpA

       Black Box Japan Kabushiki Kaisha

       Black Box Catalog Australia Pty. Ltd.

           Black Box Catalog New Zealand Limited

       Black Box do Brazil Industria e Comercio Ltda.

       Black Box de Mexico, S.A. de C.V.

       Alpeco Puerto Rico, Inc.

       South Hills Datacomm Chile, S.A.

       Black Box Comunicaciones, SA

       Schoeller Connectivity Gmbh

       Black Box Norge AS

       Black Box Finland OY

       Black Box Sverige AB
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